Exhibit 99.1

December 9, 2015 FOR IMMEDIATE RELEASE	For more information: Linda Tasseff Director, Investor Relations (904) 858-2639 ltasseff@steinmart.com

STEIN MART, INC. DECLARES QUARTERLY DIVIDEND

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) announced today that its Board of Directors declared a quarterly dividend of $0.075 per common share, payable on January 15, 2016 to shareholders of record as of the close of business on December 31, 2015.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. With 278 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions. For more information, please visit www.steinmart.com.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com